                                                                      Exhibit 10

                      [LETTERHEAD OF BELL, BOYD & LLOYD]

                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207
                                 312-372-1121
                               Fax 312-372-2098

                                April 27, 1998


Wanger Advisors Trust
227 West Monroe Street, #3000
Chicago, Illinois 60606

Ladies and Gentlemen:

                         Share of Beneficial Interest
                               Without Par Value
                         ----------------------------

     We have acted as counsel for Wanger Advisors Trust (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest, without par value, of the series of the Trust designated Wanger U.S. Small Cap Advisor and Wanger International Small Cap Advisor (each a Series) in registration statement no. 33-83548 on form N-1A (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Agreement and Declaration of Trust (the "Trust Agreement") and bylaws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of shares of each Series, the form of certificates to evidence such shares, and the Registration Statement.

     Based on the foregoing examination, we are of the opinion that:

          1. The Trust is an unincorporated voluntary association legally organized and validly existing under the laws of The Commonwealth of Massachusetts.

          2. Upon the issuance and delivery of the shares of each Series in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of such shares, and the receipt by the Trust of the authorized consideration therefor, the shares so issued will be validly issued and outstanding, fully paid and nonassessable.

     With respect to the opinion stated in paragraph 2 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

Wanger Advisors Trust
April 27, 1998
Page 2


     In giving this opinion we have relied upon the attached opinion of Sullivan & Worcester to us dated April 23, 1998.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd

                                       BELL, BOYD & LLOYD

                   [LETTERHEAD OF SULLIVAN & WORCESTER LLP]

                            One Post Office Square
                          Boston, Massachusetts 02109
                                 617-338-2800
                               Fax 617-338-2880

                                                           Boston
                                                           April 23, 1998


Bell, Boyd & Lloyd
Three First National Plaza
- Suite 3300
70 West Madison Street
Chicago, Illinois 60602

                           Re: Wanger Advisors Trust
                               ---------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to the organization and shares of Wanger Advisors Trust, a Massachusetts trust with transferable shares (the "Trust"), established under a Declaration of Trust dated August 30, 1994 (the "Declaration").

     We have reviewed the Declaration and the actions taken by the trustees of the Trust (the "Trustees") to organize the Trust and to authorize the issuance and sale of shares of beneficial interest, without nominal or par value (the "Shares"), of the series known as Wanger U.S. Small Cap Advisor and Wanger International Small Cap Advisor, respectively, established and designated by resolutions adopted by the Trustees on December 15, 1994 (each, a "Series"). In this connection we have examined the By-laws of the Trust, the Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") included in Post-Effective Amendment No. 6 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 33-83548, and Amendment No. 7 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-8748 (collectively, the "Registration Statement"), which you have advised us is about to be filed with the SEC, certificates of Trustees, of officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

Bell, Boyd & Lloyd                    -2-                         April 23, 1998


     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of Shares of each Series; the presently outstanding Shares (the "Outstanding Shares") and the Shares to be offered for sale by the Prospectus (the "Additional Shares") have been duly and validly authorized by all requisite action of the Trustees, and no action of the shareholders of the Trust, or of either Series thereof, is required in such connection.

     3. The Outstanding Shares are, and when the Additional Shares have been duly sold, issued and paid for as contemplated by the Prospectus and the SAI such Additional Shares will be, validly and legally issued, and the Outstanding Shares are, and when so sold, issued and paid for the Additional Shares will be, fully paid and non-assessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed with the Amendment as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we fall within the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Sullivan & Worcester LLP

                                       SULLIVAN & WORCESTER LLP